UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2014

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Market Street, First Floor Philadelphia, Pennsylvania	19106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(877) 258-3722

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2014, Alteva, Inc. (the “Company”) entered into a settlement agreement and mutual release agreement (the “Agreement”) with David J. Cuthbert (“Mr. Cuthbert”), the Company’s former President and Chief Executive Officer.  The Agreement contains a mutual release and waiver of claims between the Company and Mr. Cuthbert, including any claim by Mr. Cuthbert to any equity or severance compensation under that Employment Agreement between the parties, dated March 5, 2013, that Restricted Stock Award Agreement between the parties, dated March 13, 2013, and any other verbal or written agreement or plan governing the parties, including, without limitation, salary or benefits continuation, bonus payment or deferred compensation.  In consideration for Mr. Cuthbert’s execution of the Agreement, the Company agreed to pay to Mr. Cuthbert the amount of seven hundred and fifty thousand dollars ($750,000.00), less certain taxes and withholdings, in accordance with Section 409A of the Internal Revenue Code of 1986.

In addition, the Company eliminated the position of Chief Administrative Officer.  Accordingly, on October 22, 2014, Ms. Jennifer M. Brown, the Company’s Chief Administrative Officer, Corporate Secretary and Executive Vice President left the Company.  The terms of Ms. Brown’s separation from the Company are being finalized.

The description of the Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release Agreement between Alteva, Inc. and Mr. David J. Cuthbert, dated October 16, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc.
Date:	October 22, 2014	By:	/s/ Brian H. Callahan
Brian H. Callahan
Executive Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release Agreement between Alteva, Inc. and Mr. David J. Cuthbert, dated October 16, 2014.